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                                                                   EXHIBIT 10.51

                        Baldwin Technology Company, Inc.
                                12 Commerce Drive
                                  P.O. Box 901
                             Shelton, CT 06484-0941
                                Tel: 203-402-1000
                                Fax: 203-402-5500

                                February 26, 2002

Mr. John T. Heald, Jr.
3 Daniel Court
Westport, CT  06880

Dear Mr. Heald:

         Pursuant to Paragraph 18 of our agreement dated June 6, 2001, effective March 21, 2001, (the "Original Agreement") as amended on October 17, 2001 ("Amendment No. 1") (Amendment No. 1 and the Original Agreement are hereinafter together referred to as the "Agreement"), which sets forth the terms of your employment with Baldwin Technology Company, Inc. (the "Company"), the Agreement is hereby changed, effective November 14, 2001, to read as follows:

         (1) Paragraph 1 of the Agreement is changed by deleting "Chairman and Chief Executive Officer", and inserting in its place "Board of Directors".

         (2) Paragraph 1, Paragraph 9D(i), and Paragraph 9D(v) of the Agreement are changed by deleting "President and the Chief Operating Officer", and inserting in its place "President and the Chief Executive Officer".
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         (3) Paragraph 2B of the Agreement is changed by deleting that paragraph in its entirety, and inserting in its place the following:


                           "B. Reviews and Adjustments. Beginning in 2002,
                  during the month of August, your performance shall be reviewed each year by the Chairman of the Compensation and Stock Option Committee of the Board of Directors of the Company, your attainment of mutually agreed-upon objectives shall be evaluated, and the base salary payable to you for the twelve
                  (12) months beginning on such review date may be adjusted upward (but not downward unless agreed to by you) by the Board of Directors."


                  As so changed by this letter agreement, the Agreement shall remain in full force and effect.

                                             Very truly yours,

                                             BALDWIN TECHNOLOGY COMPANY, INC.

                                             By:
                                                -------------------------------
                                                      Gerald A. Nathe
                                                      Chairman

AGREED TO AND ACCEPTED:


John T. Heald, Jr.